Exhibit 99.1

Blackstone Mortgage Trust Reports

First Quarter 2016 Results

New York, April 26, 2016: Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its first quarter 2016 results. Core Earnings for the first quarter was $61 million, or $0.65 per share. Net income for the first quarter was $57 million, or $0.61 per share.

Stephen D. Plavin, Chief Executive Officer, said, “During a period of market volatility, BXMT’s pure-play, senior mortgage business model excelled. We originated $861 million of loans, extended and upsized our credit facilities, and delivered strong Core Earnings while maintaining the conservative risk profile of our portfolio.”

Blackstone Mortgage Trust issued a full detailed presentation of its first quarter 2016 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call on Wednesday, April 27, 2016 at 10:00 a.m. ET to discuss first quarter 2016 results. The conference call can be accessed by dialing +1 (888) 268-4178 (U.S. domestic) or +1 (617) 597-5494 (international), with the passcode 245-054-61# or by webcast at www.bxmt.com (listen only). For those unable to listen to the live broadcast, a recorded replay will be available on the company’s website or by telephone beginning approximately two hours after the event. The replay call number is +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), with the passcode 518-864-17#.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE:BXMT) is a real estate finance company that originates and acquires senior loans collateralized by properties in North America and Europe. BXMT is a real estate investment trust headquartered in New York City and is externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with over $340 billion in assets under management, include investment vehicles focused on private

Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154 T 212 655 0220

equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements and Other Matters

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance, including performance of the loan portfolio acquired from GE Capital. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

We refer to “Core Earnings,” which is a non-GAAP financial measure, in this release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is included in our full detailed presentation of first quarter 2016 results and is available on our website at www.bxmt.com.

Investor and Media Relations Contacts

Weston Tucker Investor Relations Blackstone +1 (212) 583-5231 tucker@blackstone.com	Paula Chirhart Media Relations Blackstone +1 (212) 583-5263 paula.chirhart@blackstone.com

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